DECEMBER __, 1998 AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                            THE ALGER AMERICAN FUND,
                   FRED ALGER & COMPANY, INCORPORATED, and
                 RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

      This is an amendment to the Participation Agreement dated August 8, 1997 ("Agreement") among The Alger American Fund, Fred Alger & Company Incorporated and ReliaStar Life Insurance Company of New York (formerly ReliaStar Bankers Security Life Insurance Company) ("the Company").

      Schedule A to the Agreement is hereby amended to add the following separate account of the Company:

      -     ReliaStar Life Insurance Company of New York Variable Annuity
Separate                Account II

      Schedule A, as amended, is attached hereto and hereby made a part of the Agreement.

      IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Agreement as of December __, 1998.

                                    THE ALGER AMERICAN FUND

                                    By:____________________________

                                    Name:__________________________

                                    Title:___________________________


                                    FRED ALGER & COMPANY, INCORPORATED

                                    By:_____________________________

                                    Name:___________________________

                                    Title:____________________________


                                    RELIASTAR LIFE INSURANCE COMPANY
                                    OF NEW YORK

                                    By:_____________________________

                                    Name:___________________________

                                    Title:____________________________